Adamis Pharmaceuticals Corporation 8-K

Exhibit 99.1

Adamis Pharmaceuticals Provides Update on Litigation with Kaléo Inc.

SAN DIEGO, CA --(July 18, 2019)- Adamis Pharmaceuticals Corporation (NASDAQ: ADMP) (“Adamis”) announced today that Adamis and kaléo Inc. agreed to settle all previously announced litigation between the parties, including the case filed by kaléo in the United States District Court for the District of Delaware in which kaléo claimed specified aspects of Adamis’ ZIMHI™ naloxone product (“ZIMHI”) infringed certain kaléo-owned patents, and the case filed by Adamis in the United States District Court for the Eastern District of Virginia in which Adamis claimed specified actions by kaléo infringed Adamis’ SYMJEPI™ trademark.  As part of the resolution of the current litigation, kaléo agreed not to bring future action against Adamis relating to ZIMHI so long as Adamis does not reference kaléo’s product in a future filing with the FDA, and Adamis agreed not to bring future action against kaléo for acts that occurred prior to the settlement date.

The parties agreed to the language contained in this press release and have each filed a copy of the settlement agreement along with a request of voluntary dismissal in the Delaware and Virginia courts, as appropriate, and expect the respective judges to accept and dismiss both cases in due course.

About Adamis

Adamis Pharmaceuticals Corporation is a specialty biopharmaceutical company primarily focused on developing and commercializing products in various therapeutic areas, including respiratory disease and allergy. The company’s SYMJEPI™ (epinephrine) Injection 0.3mg and SYMJEPI (epinephrine) Injection 0.15mg products are FDA approved for use in the emergency treatment of acute allergic reactions, including anaphylaxis.  Adamis is developing additional products, including the company’s ZIMHI™ naloxone injection product candidate for the treatment of opioid overdose, and a metered dose inhaler and dry powder inhaler product candidates for the treatment of asthma and COPD.  The company’s subsidiary, U.S. Compounding, Inc., compounds sterile prescription drugs and certain nonsterile drugs for human and veterinary use, to patients, physician clinics, hospitals, surgery centers and other clients throughout most of the United States.

Adamis Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or future results of operations, including, but not limited results of operations and financial position. Such forward-looking statements include those that express plans, anticipation, intent, contingencies, goals, targets or future development and/or otherwise are not statements of historical fact.  These statements are only predictions, are not guarantees, involve known and unknown risks, uncertainties and other factors, and concern matters that could subsequently differ materially from those described in this press release, which may cause Adamis' actual results to be materially different from those contemplated by these forward-looking statements.  In addition, there can be no assurances that the FDA will approve our NDA relating to our naloxone product candidate or will give final approval to our proposed brand name for the product, concerning the timing of any such approval, that the product will be commercially successful if approved and introduced, or concerning the outcome of any discussions with third parties concerning commercialization of the product.  The FDA review process is subject to a number of uncertainties. The FDA could request additional or different submissions or request additional data, information, materials or clinical trials or studies, all of which could affect the timing and outcome of the review process.  As a result, there can be no assurances regarding the timing or the outcome of the FDA’s review process.  In addition, forward-looking statements concerning our anticipated future activities assume that we are able to obtain sufficient funding to support such activities and continue our operations and planned activities.  As discussed in our filings with the Securities and Exchange Commission, we may require additional funding, and there are no assurances that such funding will be available if required.  You should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to update or release publicly the results of any revisions to these forward-looking statements or to reflect events or circumstances arising after the date of this press release.  Certain of these risks, and additional risks, uncertainties, and other factors are described in greater detail in Adamis’ filings from time to time with the SEC, including its most recent annual report on Form 10-K and our subsequent filings with the SEC, which Adamis strongly urges you to read and consider, all of which are available free of charge on the SEC's web site at http://www.sec.gov.